Exhibit 10.1

EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER SHARE AGREEMENT, (this “Agreement”) is made on December 31, 2015 , by and between the following parties:

Transferee: Zhi Yang (Party A)

Transferor: Harbin Zhong He Li Da Education Technology Co., Ltd. (Party B)

Legal Representative: Xiqun Yu

Agreement sets forth the terms and conditions upon which the Transferor will sell 60% equity interest of Harbin Tianlang Culture and Education School (the “School”) to the Transferee, which had been approved by the Board of the school.

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

WITNESSETH:

WHEREAS, Party A agrees to the transferee Party B has a 60% equity interest in the School;

WHEREAS, 60% equity interest of the School personally owned by Xiqun Yu to the Transferee, which had been approved by the Board of the school; and

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

EQUITY TRANSFER

1.1 Transferor hereby agrees to sell 60% equity interest of the School (“Transferred Equity Interest”) to Transferee, and Transferee agrees to purchase from Transferor the Transferred Equity Interest hereunder.

1.2 Party B agrees to sell and Party A agrees to buy equity including all incidental interests and rights, and the equity is not subject to any lien, mortgage or any claim or right of third parties.

1.3 Transferee shall not be responsible for the School’s management, operation, any debt and obligations upon effectiveness of this Agreement.

ARTICLE II

Purchase Price and Payment

2.1 Subject to the terms of this Agreement, Party B agrees to sell the Transferred Equity Interest to Party A for a total purchase price for of RMB 3 million (the “Purchase Price”), and Party A agrees to pay the Purchase Price for the Transferred Equity Interest.

2.2 Party A agrees to pay Party B the Purchase Price in the following manner:

Party A agrees to pay RMB 300,000 to Party B on the date of execution of this Agreement and to pay RMB 2,700,000 upon completion of the registration of change with relevant state administration of industry and commerce.

ARTICLE III

Party A Representation

3.1 Party B is the sole owner of the Transferred Equity Interest.

3.2 Party B, as a school shareholder, has fully paid its capital contribution of the School registered capital.

3.3 Since the effective date of this agreement, Party B will withdraw itself from school management and will no longer participate in the management of the School and distribution of profits and properties.

ARTICLE IV

Party B Representation

4.1 Party A shall be responsible to the school for the amount of capital contribution.

4.2 Party A shall acknowledge and perform the amended articles of association of the school

4.3 Party A guarantees to pay the price in accordance with the provisions of article second of this contract.

ARTICLE V

Equity Transfer Related Cost

The parties agree that the relevant expenses incurred in connection with the transfer the equity interest shall be borne by Party A.

ARTICLE VI

Rights and Obligations

6.1 Since the effective date of this agreement, Party A shall be entitled to rights of shareholder and shall fulfill its obligations. When necessary, Party B shall assist Party A to exercise the rights of shareholder, to fulfill the obligations of the shareholder, including the signing of the relevant documents in the name of Party B.

6.2 From the effective date of this agreement, Party A share the profits and bear risks in proportion with its equity interest in the School.

ARTICLE VII

Amendment and Termination

Upon occurrence of one of the following situations, the parties may amend or terminate this agreement, but both parties need to sign the change or cancel agreement:

7.1 Due to force majeure or reasons beyond the parties’ control resulting, leading to failure of performance of this agreement

7.2 One party loses the actual performance

7.3 Due to a party's breach of contract, seriously affect the economic interests of the other party, so that the performance of the contract becomes unnecessary;

7.4 Due to changes in the situation, the parties agreed to the parties through consultation;

7.5 Other changes or termination of the contract agreement occurred

ARTICLE VIII

REMEDIES

8.1 The Parties shall strictly fulfill their respective obligations under this Agreement. Any Party (for the purpose of this clause the “Breaching Party”) will be deemed to have breached this Agreement if it fails to fulfill, or to fulfill fully and appropriately, its obligations under this Agreement, or if any of its representations and warranties in this Agreement proves to be false, inaccurate or misleading.  In the event of such breach, the other Parties (for the purpose of this clause the “Non-Breaching Party”) has the right at their own discretion to demand compensation from the Breaching Party for all losses, including the costs and expenses arising from this Agreement.

ARTICLE IX

Confidentiality Clause

9.1 Without written consent of the other party, any party shall not to leak the commercial secrets or related information to any third party, and shall not be leaked to the contents of the agreement and related archival materials to any third party. Except that the laws and regulations must be disclosed.

9.2 Confidentiality clause as an independent clause, regardless of whether this agreement signed, modification or termination, the terms are effective.

ARTICLE X

SETTLEMENT OF DISPUTES

10.1 In the event a dispute arises in connection with the interpretation or implementation of this Agreement, the parties to the dispute shall attempt to settle such dispute through friendly consultations. If negotiation fails, either party shall have the right to address the following second ways:

10.1.1 Submit the dispute to Wuhan Arbitration Commission for arbitration, in accordance with the arbitration the arbitration rules. The arbitral award is final and binding upon both parties.

10.1.2 to the people's court

ARTICLE XI

MISCELLANEOUS

11.1 Effective Date

This agreement comes into effect since the date of signature and seal of both parties.

11.2 Amendment

After the entry into force of this agreement, such as a party for modification of this agreement, shall be noticed the other party before ten working days in advance in written form notice, and the two sides agreed in writing signed the supplemental agreement. The supplementary agreement has the same effect as this Agreement.

11.3 In the process of implementation of the agreement matters, both parties shall negotiate in friendly attitude to solve. The two sides agreed to sign a supplementary agreement. The supplementary agreement has the same effect as this agreement.

11.4 Formation, validity, interpretation, termination and dispute resolution of this agreement shall apply the relevant provisions of the law of the People’s Republic of China.

11.5 The two sides should cooperate with the school for the examination and approval procedures for the relevant shareholders to change as soon as possible, and for the corresponding change of business registration.

11.6 The agreement is written in four original copies with equal legal effect. Each party holds one copy; the school filed one copy, a copy to the business registration authority.

Transferor:

Harbin Zhong He Li Da Education Technology, Inc.

By: /s/Xiqun Yu

Name: Xiqun Yu

Title: Legal Representative

Transferee:

By:/s/Zhi Yang

Zhi Yang